EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statement on Form S-8 of PSB Holdings, Inc. of our report dated February 3, 2003, appearing in Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 relating to the registration of 25,000 shares of its common stock, no par value per share.

                                    WIPFLI LLP




Wausau, Wisconsin
October 22, 2003